EXHIBIT 23.2

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this Registration Statement of Generex Biotechnology Corporation (the “Company”) on Form S-3 of our report dated October 7, 2002 appearing in the Annual Report on Form 10-K of the Company for the year ended July 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Toronto, Ontario
July 15, 2005